Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Third-Quarter 2012 Results

Highlights:

•                  GAAP net income of $243 million, or $0.69 per share

•                  Non-GAAP net income of $278 million, or $0.79 per share(1)

•                  Orders of $1.66 billion, down 1 percent year-over-year. Revenues of $1.72 billion, up 2 percent from one year ago

•                  Fourth-quarter fiscal year 2012 revenue guidance of $ 1.76 billion - $1.78 billion and non-GAAP earnings guidance of $0.80 - $0.82 per share(2)

•                  Fiscal year 2012 revenue guidance of $6.85 billion - $6.87 billion. Non-GAAP earnings guidance at $3.06 - $3.08 per share(2)

SANTA CLARA, Calif., Aug. 15, 2012 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.72 billion for the third fiscal quarter ended July 31, 2012, 2 percent above one year ago. Third-quarter GAAP net income was $243 million, or $0.69 per share. Last year’s third-quarter GAAP net income was $330 million, or $0.92 per share.

1

During the third quarter, Agilent had intangible amortization of $32 million, acquisition and integration costs of $41 million, and asset impairment and write-down charges of $15 million. The company also recognized a tax benefit of $58 million. Excluding these items and $5 million of other net charges, Agilent reported third-quarter adjusted net income of $278 million, or $0.79 per share(1).

Bill Sullivan, Agilent president and CEO, said, “Agilent’s performance in the fiscal third quarter did not meet our revenue and EPS guidance. We have clearly entered an environment of much slower growth, resulting in deals taking longer to close and customers delaying their order deliveries.

“Despite the global environment, however, we delivered a strong operating margin performance that underscores Agilent’s ability to proactively respond to rapidly changing market conditions.”

Electronic Measurement third-quarter revenues were down 1 percent over the prior year. Orders declined 4 percent from the same period last year. Growth in communications was driven by wireless manufacturing and was offset by weaker aerospace and defense and industrial demand.

Chemical Analysis revenues were flat with a year ago. Orders were down 7 percent. Food and forensics markets held steady, while petrochemical and energy were impacted by the global economy.

Life Sciences revenues grew 2 percent over last year, while orders declined 2 percent year over year.  Growth in the pharma market was offset by a decline in academic and government.

Diagnostics and Genomics, which includes the recent Dako acquisition, had revenues of $106 million.

Agilent generated $240 million of cash from operations in the quarter. Third-quarter ROIC was 18 percent(3).

Fiscal fourth-quarter 2012 revenues are expected to be in the range of $1.76 billion to $1.78 billion. Fiscal fourth-quarter non-GAAP earnings are expected to be in the range of $0.80 to $0.82 per share(2).

2

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, diagnostics, electronics and communications. The company’s 20,000 employees serve customers in more than 100 countries. Agilent had net revenues of $6.6 billion in fiscal 2011. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its third-quarter FY2012 financial results on a conference call with investors today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2012 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 3:30 p.m. (Pacific) today through Aug. 22, 2012. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 46313205.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2012. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products, technologies, and services, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

3

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2012. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q4FY12 and full fiscal year 2012 excludes primarily the impacts of acquisition and integration costs, future restructuring, and asset impairment charges and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $42 million per quarter.

(3) Return On Invested Capital (ROIC) is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

4

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2012	2011	Inc/(Dec)

Orders	$1,662	$1,687	(1)%

Net revenue	$1,723	$1,691	2%

Costs and expenses:
Cost of products and services	833	799	4%
Research and development	162	162	—
Selling, general and administrative	458	449	2%
Total costs and expenses	1,453	1,410	3%

Income from operations	270	281	(4)%

Interest income	2	3	(33)%
Interest expense	(24)	(20)	20%
Other income (expense), net	(10)	17	(159)%

Income before taxes	238	281	(15)%

Benefit for income taxes	(5)	(49)	(90)%

Net income	$243	$330	(26)%

Net income per share:
Basic	$0.70	$0.95
Diluted	$0.69	$0.92

Weighted average shares used in computing net income per share:
Basic	348	348
Diluted	353	357

Cash dividends declared per common share	$0.10	$—

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2012	2011	Inc/(Dec)

Orders	$5,126	$5,017	2%

Net revenue	$5,091	$4,887	4%

Costs and expenses:
Cost of products and services	2,409	2,279	6%
Research and development	490	486	1%
Selling, general and administrative	1,351	1,364	(1)%
Total costs and expenses	4,250	4,129	3%

Income from operations	841	758	11%

Interest income	7	10	(30)%
Interest expense	(75)	(63)	19%
Other income (expense), net	14	34	(59)%

Income before taxes	787	739	6%

Provision for income taxes	59	16	269%

Net income	$728	$723	1%

Net income per share:
Basic	$2.09	$2.08
Diluted	$2.06	$2.04

Weighted average shares used in computing net income per share:
Basic	348	347
Diluted	353	355

Cash dividends declared per common share	$0.20	$—

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	July 31,	October 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$1,923	$3,527
Accounts receivable, net	950	860
Inventory	1,036	898
Other current assets	302	284
Total current assets	4,211	5,569

Property, plant and equipment, net	1,139	1,006
Goodwill	2,950	1,567
Other intangible assets, net	1,085	429
Long-term investments	104	117
Other assets	268	369
Total assets	$9,757	$9,057

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$492	$472
Employee compensation and benefits	331	424
Deferred revenue	435	389
Short-term debt	500	253
Other accrued liabilities	332	299
Total current liabilities	2,090	1,837

Long-term debt	1,714	1,932
Retirement and post-retirement benefits	269	329
Other long-term liabilities	811	643
Total liabilities	4,884	4,741

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 595 million shares at July 31, 2012 and 591 million shares at October 31, 2011, issued	6	6
Treasury stock at cost; 246 million shares at July 31, 2012 and 244 million shares at October 31, 2011	(8,612)	(8,535)
Additional paid-in-capital	8,397	8,265
Retained earnings	5,114	4,456
Accumulated other comprehensive income (loss)	(35)	116
Total stockholders’ equity	4,870	4,308
Non-controlling interest	3	8
Total equity	4,873	4,316
Total liabilities and equity	$9,757	$9,057

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Nine Months
	Ended	Ended
	July 31,	July 31,
	2012	2012
Cash flows from operating activities:
Net income	$243	$728

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	84	207
Share-based compensation	16	59
Excess and obsolete inventory and inventory related charges	7	20
Other non-cash expenses, net	—	2
Changes in assets and liabilities:
Accounts receivable	41	(22)
Inventory	(10)	(74)
Accounts payable	5	(1)
Employee compensation and benefits	(82)	(105)
Other assets and liabilities	(64)	(71)
Net cash provided by operating activities (a)	240	743

Cash flows from investing activities:
Investments in property, plant and equipment	(49)	(132)
Proceeds from lease receivable	—	80
Proceeds from sale of investment securities	—	5
Purchase of non-controlling interest	—	(6)
Acquisition of businesses and intangible assets, net of cash acquired	(2,151)	(2,227)
Net cash used in investing activities	(2,200)	(2,280)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	29	90
Payment of dividends	(35)	(70)
Treasury stock repurchases	—	(78)
Repayment of credit facility	(1)	(1)
Net cash used in financing activities	(7)	(59)

Effect of exchange rate movements	(6)	(8)

Net decrease in cash and cash equivalents	(1,973)	(1,604)

Cash and cash equivalents at beginning of period	3,896	3,527

Cash and cash equivalents at end of period	$1,923	$1,923

(a) Cash payments included in operating activities:
Restructuring payments	5	24
Income tax payments, net	10	74

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2012	Diluted EPS	2011	Diluted EPS	2012	Diluted EPS	2011	Diluted EPS

GAAP Net income	$243	$0.69	$330	$0.92	$728	$2.06	$723	$2.04
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	—	—	2	0.01	—	—	2	0.01
Asset impairments and write-downs	15	0.04	4	0.01	15	0.04	9	0.03
Intangible amortization	32	0.09	29	0.08	85	0.24	85	0.24
Transformational initiatives	3	0.01	11	0.03	19	0.05	33	0.09
Acquisition and integration costs	41	0.12	11	0.03	54	0.15	40	0.11
Varian acquisition fair value adjustments	—	—	1	—	—	—	8	0.02
Agilent Foundation donation	—	—	6	0.02	—	—	6	0.02
Other	2	0.01	(13)	(0.04)	(11)	(0.03)	(20)	(0.06)
Adjustment for taxes (a)	(58)	(0.17)	(105)	(0.29)	(93)	(0.25)	(137)	(0.39)
Non-GAAP Net Income	$278	$0.79	$276	$0.77	$797	$2.26	$749	$2.11

(a)     The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.   For the nine months ended July 31, 2012, management uses a non-GAAP effective tax rate of 16%  that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and acquisition and integration costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q3’12	Q3’11	Q2’12
Orders	$373	$382	$410
Revenues	$391	$383	$395
Gross Margin, %	51%	50%	49%
Income from Operations	$57	$51	$44
Segment Assets	$1,462	$1,500	$1,449
Return On Invested Capital (a) , %	17%	15%	14%

Chemical Analysis

	Q3’12	Q3’11	Q2’12
Orders	$372	$400	$408
Revenues	$381	$383	$388
Gross Margin, %	50%	51%	51%
Income from Operations	$80	$79	$73
Segment Assets	$1,739	$1,748	$1,727
Return On Invested Capital (a) , %	18%	18%	17%

Electronic Measurement

	Q3’12	Q3’11	Q2’12
Orders	$811	$842	$957
Revenues	$845	$856	$876
Gross Margin, %	56%	58%	57%
Income from Operations	$197	$204	$205
Segment Assets	$2,184	$2,167	$2,149
Return On Invested Capital (a) , %	43%	44%	48%

Diagnostics and Genomics

	Q3’12	Q3’11	Q2’12
Orders	$106	$63	$66
Revenues	$106	$70	$74
Gross Margin, %	61%	59%	65%
Income from Operations	$16	$9	$15
Segment Assets	$2,645	$355	$377
Return On Invested Capital (a) , %	2%	10%	15%

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	DGG	Agilent		LSG	CAG	EMG	DGG	Agilent		LSG	CAG	EMG	DGG
	Q3’12	Q3’12	Q3’12	Q3’12	Q3’12		Q3’11	Q3’11	Q3’11	Q3’11	Q3’11		Q2’12	Q2’12	Q2’12	Q2’12
Numerator:
Non-GAAP income from operations	$57	$80	$197	$16	$350		$51	$79	$204	$9	$342		$44	$73	$205	$15
Less:
Taxes and Other (income)/expense	8	12	30	3	53		8	12	32	1	52		5	10	26	2

Segment return	49	68	167	13	297	(a)	43	67	172	8	290	(a)	39	63	179	13

Segment return annualized	$196	$272	$668	$52	$1,188		$172	$268	$688	$32	$1,158		$156	$252	$716	$52

Denominator:
Segment assets (b)	$1,462	$1,739	$2,184	$2,645	$8,032		$1,500	$1,748	$2,167	$355	$5,772		$1,449	$1,727	$2,149	$377
Less:
Net current liabilities (c)	299	235	600	77	1,219		306	248	593	41	1,188		314	255	623	44
Invested capital	$1,163	$1,504	$1,584	$2,568	$6,813		$1,194	$1,500	$1,574	$314	$4,584		$1,135	$1,472	$1,526	$333

Average invested capital	$1,149	$1,488	$1,555	$2,551	$6,741		$1,180	$1,492	$1,557	$312	$4,543		$1,145	$1,481	$1,503	$337

ROIC	17%	18%	43%	2%	18%		15%	18%	44%	10%	25%		14%	17%	48%	15%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)   Agilent return is equal to non-GAAP net income of $278 million plus net interest expense after tax of $19 million for Q3’12, and $276 million plus net interest expense after tax of $14 million for Q3’11. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income to GAAP net income.

(b)  Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, deferred revenue, certain other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  When we complete major acquisitions, we may adjust invested capital for the relevant segment in the quarter when the acquisition occurred.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.